SPACE LEASE

         THIS AGREEMENT, made as of the 11th day of March, 1996 by and between

     ROBERT F. GALLO and W. CARY EDWARDS, JR., having an office at 3 Post Road, Oakland, Bergen County, New Jersey 07436 (the "Landlord"), and

         INTERCHANGE STATE BANK, having an office at Park 80 West/Plaza Two, Saddle Brook, New Jersey 07662-5893 (the "Tenant");

                                   WITNESSETH:

         1. Premises and Term - The Landlord has let unto the Tenant and the Tenant has hired from the Landlord 2565 square feet of space on the ground floor of the building located at the northwesterly corner of Long Hill Road and Post Road, in the Borough of Oakland, Bergen County, New Jersey, commonly known as 3 Post Road, Oakland, new Jersey (the space let being hereinafter called the ("premises") for a period of five (5) years beginning April 1, 1996 and ending on March 31, 2001, to be used as a bank office or for any other business or professional office use permitted by law and not otherwise. Notwithstanding the foregoing, the Tenant will be permitted to occupy the premises prior to April 1, 1996 provided the Tenant has received all governmental and regulatory approvals necessary for the operation of a branch banking facility at the premises and the current tenant has vacated the premises. In the event the Tenant occupies the premises prior to April 1, 1996, the term of this Lease shall commence on such date and the Tenant shall pay rent for the portion of the period of time it goes into possession prior to April 1, 1996 at the rate of $5,000.00 per month.

         TO HAVE AND TO HOLD the premises, with the appurtenances thereto, unto the Tenant for and during the full term of five (5) years, unless sooner terminated as hereinafter provided.

         2. Rent - The Tenant shall pay to the Landlord at its place of business at 3 Post Road, Oakland, New Jersey 07436, or at such other place or places as may be designated by the Landlord from time to time, the annual rent for the first three (3) years of the term of $60,000.00, payable in equal monthly installments of $5,000.00 on the first day of each and every month in advance, annual rent for the fourth and fifth years of the term of this Lease shall be $63,000.00, payable in equal monthly installments of $5,250.00 on the first day of each and every month in advance subject to adjustments as provided in Subsection 7.04 and, in addition, all other amounts, liabilities and obligations which the Tenant assumes or agrees to pay or discharge pursuant to this Lease, whether or not specifically designated as additional rent, which additional sums are hereby declared to be additional rent and due and payable as rent under this Lease, each of which, if not paid within the grace period hereinafter provided, shall bear interest at a rate two percentage points above the Prime Rate in effect from time to time from the day it is payable under the terms of this Lease until it shall have been fully paid.

         3.  Definitions -

          (a) The term "Improvements" means the building erected on the land in which the premises are located, and all equipment, fixtures and items of personal property attached to and used in the operation or maintenance of the building, specifically including, but not limited to, pavement, curbs, walks and other site improvements, machinery, elevators, heating and air-conditioning systems and equipment and all additions, alterations, restorations and repairs to and replacements of any of the foregoing (but not including trade fixtures, machinery and equipment and/or computers which are the property of a subtenant or third parties).

          (b) The term "Property" means the land and the Improvements located at 3 Post Road, Oakland, New Jersey.

          (c) The term "Tenant" means the tenant in possession under this Lease and shall include any successor assignee of the Tenant's interest in this Lease.

          (d) The term "Tenant's estate" means all the right, title and interest of the Tenant in the premises.

          (e) The term "Landlord's estate" means all the right, title and interest of the Landlord in the Property.

          (f) The term "Mortgage" means any mortgage, deed of trust or other security instrument from Landlord to a third party which creates a first lien on the Landlord's estate.

          (g) The term "Mortgagee" means the mortgagee or a beneficiary under the Mortgage.

          (h) The term "Prime Rate" means the announced prime rate from time to time of Tenant or by such banking institution as may have succeeded to the business of Tenant.

         4.   Defaults -

          (a) If the rent or any part thereof or any sum of money due or payable as additional rent is not paid on any day such payment is due, and if such default continues for a period of ten (10) days after notice and demand, or

          (b) If the Tenant at any time fails in the performance of or permits the violation of any of the covenants, conditions, terms or provisions contained in this Lease, which, on the part of the Tenant, are or ought to be observed, performed or fulfilled and, except where a specific time is provided for the performance of any covenant or condition, when such default is not made good within thirty (30) days after written notice and demand (or, if the default is of such a nature that it cannot reasonably be cured within thirty (30) days, when correction of such default has not been commenced within thirty
          (30) days and diligently prosecuted to conclusion), then and in any of the events enumerated in paragraphs (a) or (b) above, the Landlord may, at its option, on five (5) days' notice in writing terminate this Lease and this Lease and the term thereof shall automatically cease and terminate at the expiration of such five (5) day period, and it shall be lawful for the Landlord, at its option, to enter the premises or any part thereof, and to have, hold, repossess and enjoy the premises, and the Landlord may recover the premises and remove all persons by summary proceedings or by any action or proceeding, or by force or otherwise, anything herein contained to the contrary notwithstanding, and any notice required by any statutes now or hereafter in force are waived.

          5. Tenant's Covenants - The Tenant covenants and agrees to and with the Landlord as follows:

              5.01 Payment of Rent - That it will pay the rent at the time and place, and in the manner provided in Section 2.

              5.02 Condition of Premises; Repairs - The Tenant will take good care of the premises and, at its own cost and expense, make all repairs thereto, except:

                    (a) Such repairs as are to be made by the Landlord as hereinafter provided, or

                    (b) Such repairs as are necessary as a result of damage or destruction by fire or other casualty and which are provided for in Subsection 7.07; and, at the end or other expiration of the term, deliver up the premises in good order or condition, ordinary wear and tear excepted; all repairs shall be in quality and class equal to the original work; if the Tenant fails to make any such repairs, the Landlord may make the same for the account of the Tenant.

              5.03  Real Estate Taxes -

                    (a) It will pay to the Landlord, as additional rent, its share of the real estate taxes assessed against the Property each calendar year during the term of this Lease in excess of the amount of the real estate taxes assessed against the Property for the calendar year 1995.

                    (b) The Tenant's share of real estate taxes for each calendar year after 1995 shall be 21% of the difference between the tax which becomes due and payable with respect to the Property for the calendar year 1995 and the tax which becomes due and payable with the respect to the Property during the calendar year in question. The Tenant shall be entitled to deduct or be reimbursed for all reasonable expenses incurred by Tenant in connection with a tax appeal filed pursuant to the provisions hereof, including reasonable filing fees, appraisal fees, legal fees and disbursements. The balance of the proceeds of the refund in excess of such expenses shall be turned over to the Landlord and the Landlord will reimburse the Tenant in connection with the percentage of taxes for which the Tenant has paid under this Lease.

                    (c) The Tenant's share of the increase of real estate taxes for each calendar year shall be due and payable within thirty (30) days after billing therefor by the Landlord.

                    (d) If the expiration date of the Lease does not coincide with the calendar year, then the Tenant's share of the increase of tax for the year in which the Lease terminates shall be proportionately reduced according to the portion of the year which will elapse prior to the termination date.

                    (e) The Tenant may, in its own name or in the name of the Landlord, with the consent of twenty-one (21%) percent (based on floor area) of all of the tenants affected by any real estate tax, file such applications or protests for the correction or reduction of assessed valuations and prosecute such actions or proceedings as it may deem advisable. The Landlord shall sign such applications, protests and other instruments as may be necessary for a review by any regulatory body or by any court of such assessed valuation. All expenses of any kind in connection with such applications, protests or proceedings before any regulatory body or any court for the foregoing purposes shall be paid by the Tenant. The Landlord shall make available to the
                    Tenant in connection with any such applications or proceedings such information as may be reasonably necessary for the proper prosecution of any such action or proceeding.

          5.04 Landlord's Operating Expense - It will reimburse the Landlord for its share of the increase in the Landlord's gross cost of operation of the Property, excluding real estate taxes and insurance, over the Landlord's gross cost of operation of the Property for the calendar year 1995 in accordance with the following:

                    (a) Common facilities shall mean common hallways, stairways, elevator, parking area, driveways, sidewalks and all other areas in the Property now or hereafter constructed and intended to be used in common by or for the tenants of the Property.

                    (b) The Tenant's share of the increase of the Landlord's gross cost for the operation of the Property shall be determined for each calendar year by subtracting the cost for the year 1995 from the costs for the calendar year in question and multiplying the difference by the same ratio as is used to determine the Tenant's share of real estate taxes in accordance with Subsection 5.03 (Real Estate Taxes).

                    (c) The Landlord's gross cost shall include:

                              (i)       Electricity   for   lighting  of  common
                                        facilities.

                              (ii) Repairs and maintenance to the common facilities (including landscaping, snow removal, trash removal and burglar alarm services) not properly chargeable to capital account under generally accepted accounting principles.

                              (iii)     Fuel for hot water.

                              (iv)      Water

                              (v) Other similar direct costs, exclusive of real estate taxes and insurance.

                              (vi) A management fee equal to ten (10) percent of the aggregate of items (i) through (v) above and the real estate taxes for the applicable calendar year, the insurance premiums payable for the applicable year and the increase in mortgage interest expenses as described in Subsection 5.06.

                    (d) If the expiration date of the Lease does not coincide with the calendar year, then the Tenant's share of the increase of operating expense for the calendar year in which the Lease terminates shall be proportionately reduced according to the portion of the year which will elapse prior to the termination date.

          5.05 Insurance Premiums - It will pay to the Landlord as additional rent its share of any increase in premiums for fire, extended coverage and general liability insurance policies covering the Property ("insurance"), whether resulting from an increase in premium rates (unless the increase is caused by a higher risk use of other space in the building by another tenant) or from a reasonable increase in the amount of insurance carried, in accordance with the following provisions:

                    (a) The base premium shall be the total of the annualized premiums for all insurance which is in effect at the last day of the calendar year 1995.

                    (b) The increase in insurance premiums shall be calculated at the close of each calendar year by subtracting the base premium from the total of the annualized premiums for all insurance in effect at the last day of each succeeding calendar year.

                    (c) The Tenant's share of the increase in insurance premiums for each calendar year shall be calculated by multiplying the increase by the same fraction as that defined in Subsection 5.03 (Real Estate Taxes) and shall be due and payable within thirty (30) days after billing by the Landlord.

                    (d) If the expiration date of the Lease does not coincide with the calendar year and then the Tenant's share of the increase of insurance premiums for the calendar year in which the Lease terminates shall be proportionately reduced according to the portion of the year which will elapse prior to the termination date.

          5.06 Increased Mortgage Interest Expense - It will pay to the Landlord as additional rent its share of any increase in the interest paid by the Landlord under any mortgage loan which the Landlord secures to refinance the unamortized balance of the existing Mortgage at its maturity (a "new mortgage") or the unamortized balance of any new mortgage at its maturity (likewise a "new mortgage") in accordance with the following:

                    (a) There will be no additional rent payable if the interest rate on a new mortgage loan is equal to or lower than the interest rate on the Mortgage.

                    (b) The interest paid by the Landlord under any new mortgage loan shall be the rate actually used to calculate interest under any new mortgage.

                    (c) The Tenant's share of the Landlord's increased interest cost shall be calculated by multiplying the increase [determined from the calculation described in paragraph (b)] by the same fraction as that defined in Subsection 5.03 (Real Estate Taxes) and shall be due and payable within 30 days after billing by the Landlord.

                    (d) Nothing contained in this Subsection 5.06 shall be deemed to limit the right of the Landlord to refinance for such principal amount and on such terms as it may wish.

                    (e) The Tenant shall not be responsible for the cost of any such refinance of the Mortgage; nor shall the Tenant be responsible for any interest on the principal balance of such new mortgage in excess of the outstanding principal of the Mortgage.

          5.07 Compliance with Laws - It will not use, occupy, or permit the premises to be used or occupied for any unlawful purpose, and will promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Government, and of all of their Departments and Bureaus applicable to the premises for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the premises during the term, and also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires, at its own cost and expense; nothing contained in this paragraph shall apply to those portions of the building or the property constructed or maintained by the Landlord pursuant to this Lease nor shall the Tenant be responsible to pay for structural changes to the premises required by the Tenant's use of the premises as a branch banking facility.

          If it fails or neglects to comply with such statutes, ordinances, rules, orders, regulations and requirements, or any of them, or if it fails or neglects to make the repairs required to be made by the Tenant, then the Landlord, or its agents, may enter the premises, provided Tenant's failure or neglect has continued for ten (10) days after written notice from Landlord to Tenant, and make such repairs and comply with all of such statutes, ordinances, rules, orders, regulations or requirements at the cost and expense of the Tenant, and in case of its failure to pay therefor, the cost and expense shall be deemed to be additional rent and shall be due and payable as such. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant.

          5.08 Compliance with Insurance - It will comply with and cause the premises to comply with all terms of any insurance policy covering or applicable to the premises, all requirements of the issuer of any such policy and all regulations and then current standards applicable to or affecting the premises or any use or condition thereof which may at the time be recommended by either
(a) National Fire Protection Association (or any other body exercising similar functions) or 9b) the Board of Fire Underwriters if any, having jurisdiction over the premises; nothing contained in this paragraph shall apply to those portions of the building or the Property constructed, furnished or maintained by the Landlord pursuant to this Lease; nor shall the Tenant be responsible to pay for structural changes to the premised required by Tenant's use of the premises as a branch banking facility.

          5.09 Mechanic's Liens' Construction Lien Claims - It will, within twenty (20) days after the filing thereof, discharge by payment or by bonding or any other lawful manner all mechanics' or other liens for the payment of money filed against the premises for work claimed to have been done for, or for materials claimed to have been furnished to, the Tenant; if the Tenant shall not discharge the same, the Landlord, in addition to any other remedies it may have, may pay the lien without inquiring into the validity thereof, and the amount so paid shall be payable to the Landlord as additional rent; nothing contained in this Lease shall be construed as constituting the consent or request of the Landlord, expressed or implied, to or for the performance of any labor or services or the furnishing of any goods or materials by any contractor, subcontractor, laborer, material men or vendor.

          5.10 Indemnity and Liability Insurance - It will indemnify and save the Landlord harmless from and against any and all injury, loss or damage and any and all claims for injury, loss or damage of whatever nature (a) caused by or resulting from, or claimed to have been caused by or to have resulted from, any act, omission or negligence of the Tenant or anyone claiming under or through the Tenant (including, but without limitation, contractors of the Tenant), no matter where occurring, and (b) occurring in or about the premises, no matter how caused.

          It will provide and keep in force, for the benefit of the Landlord and the Tenant, general liability insurance in an insurance company selected by the Tenant and reasonably satisfactory to the landlord; such insurance shall be in amounts not less than $500,000./$1,000,000. in respect to personal injuries in any one accident, and not less than $25,000.00 in respect to property damage; the policies of such insurance shall provide that they may not be canceled by the issuer except on ten (10) days' written notice to the Landlord; a certificate of each such policy shall be delivered to the Landlord not less than ten (10) days prior to the date upon which it is effective.

          5.11 Surrender - It will, upon the expiration or earlier termination of this Lease, peaceably leave and surrender the premises to the Landlord in the same condition in which the premises were originally received from the Landlord at the commencement of the term of this Lease, except as improved or altered as provided in, permitted by or required by any provision of this Lease and except for ordinary wear and tear.

          5.12 Mortgages - This Lease is and shall be, without the execution of any further instrument, subordinate at all times to all Mortgages in any amounts, and all advances thereon, which may now or hereafter affect the premises and to all renewals, modifications, consolidations, participations, replacements and extensions thereof (the term "Mortgages" being deemed to include trust indentures and deeds of trusts), provided that no action or proceeding may be instituted or taken by any Mortgagee to terminate the Tenant's estate in the premises for any reason other than one which would entitle the Landlord to terminate this Lease; if any Mortgagee or any of its successors and assigns shall hereafter succeed to the rights of the Landlord in the premises, whether through possession or foreclosure action, the Tenant will attorn to and recognize such successor as the Tenant's landlord under this Lease; the Tenant will promptly execute such subordination or other documents or agreements as may be requested or required by any Mortgagee to confirm the provisions of this Subsection 5.12 and containing such other conditions as are not inconsistent with the provisions of this Subsection 5.12. Landlord shall use reasonable effort to obtain a non-disturbance agreement from each future Mortgagee but the failure to obtain such non-disturbance agreement shall not effect the right of the Tenant under this Subsection 5.12.

          5.13 Broker - It has had no dealings with any broker or agent in connection with the premises on the basis of which any broker or agent could claim commission from the Landlord and will save and hold harmless the Landlord from any claim which may be asserted by any broker or agent with reference to this Lease where the claim is based upon any alleged dealing of the Tenant with any broker or agent.

          5.14 Electricity and Gas - It will pay all charges for electricity and gas used by it in connection with the operation of the premises.

          6. Landlord's Covenants - The Landlord, on its part, covenants and agrees to and with the Tenant that:

          6.01 Quite Possession - If the Tenant shall pay the rent and all other amounts required to be paid by Tenant under this Lease as herein provided and shall keep, observe and perform all of the other covenants of this Lease by it to be kept, observed and performed, the Tenant may peaceably and quietly have, hold and enjoy the premises for the term aforesaid.

          6.02 Use of Common Areas - It grants to the Tenant the exclusive right to use:

                    (a) 7 assigned parking spaces near the bank entrance in the parking areas currently used by NatWest Bank.

                    (b) The drive-in lanes and stack-up space located at the Property.

          In addition, it hereby grants to the Tenant a nonexclusive right to use:

                    (a) Any unassigned space in the parking areas for use by Tenant's visitors.

                    (b) The public conveniences of the building, the hallways, elevator, if any, walks, driveways and other similar common facilities.

          Employees of the Tenant shall use the upper parking area.

          6.03 Repairs and Maintenance by Landlord - It will make all necessary repairs to the foundation, roof, exterior walls and other structural components of the building, the elevator (if any) and all portions of the electrical, plumbing, heating, cooling and sewage disposal systems installed by it, and all pavement, landscaping, curbs, walks and other site improvements.

          In addition, it will do the following:

                    (a) Keep all of the common facilities of the building in a neat and clean condition and in a good state of repair;

                    (b) Keep all walks, driveways and parking areas, including drive-in and stack-up lanes, in good repair and reasonably free from ice, snow, refuse and obstructions; and

                    (c) Keep all driveways and parking areas clearly striped and marked for parking, stack-up spaces and traffic flow.

          7. Mutual Covenants - It is hereby mutually agreed between the Landlord and the Tenant as follows:

          7.01 Furnishing and Fixturing - The Tenant may install in the premises any and all fixtures, electric fixtures, trade equipment, (including alarm and security equipment), furniture, furnishings and decoration as may be useful or desirable in connection with the use of the premises as a banking office; the Tenant may commence the installation of all of the same upon commencement of the term of this Lease; the Landlord, at its option, shall have ownership of all fixtures and electric fixtures and at the expiration of the term of this Lease, at Landlord's option, the Tenant will remove any or all such fixtures and electric fixtures and at the Tenant's cost restore the premises to the same condition as existed prior to such installation; the Tenant shall have and retain ownership of all equipment and furnishings from time to time installed by the Tenant at the Tenant's expense; the Tenant reserves the right, at the Tenant's election, to remove any of such equipment and furnishings at any time during the term of this Lease, provided the Tenant promptly repairs any and all damage to the building caused by any such removal; the Tenant's failure at the expiration or other termination of this Lease to remove all or any part of such equipment and furnishings installed by it, shall not be deemed or construed to constitute a holdover by Tenant; any such property and equipment not removed shall be deemed abandoned and become the property of the Landlord. The Tenant recognizes and acknowledges that the premises are currently equipped as a full service branch banking facility and all such furniture, fixtures and equipment are the property of the Landlord. The Tenant shall have no obligation to remove any furniture, fixtures or equipment belonging to the Landlord referred to in the preceding sentence.

          7.02 Signs - The Tenant may letter the windows of the premises; Tenant is authorized to erect and display signs on the building, provided they comply with all applicable rules and regulations of all governmental agencies and other offices having jurisdiction thereof and provided they do not exceed in the aggregate an area equal to the total sign area permitted for the entire building multiplied by the same fraction as that used in Subsection 5.03 (Real Estate Taxes). All such signs and lettering shall be subject to the approval of the Landlord.

          7.03 Options to Renew - The tenant may renew this Lease for three further periods of five (5) years each at the same rental, except as provided in Subsection 7.04, and upon the same terms and provisions as contained in this Lease; if the Tenant wishes to renew this Lease for any such additional period, it must give notice to that effect to the Landlord not later than twelve (12) months prior to the expiration of the term of this Lease (or the expiration of the next preceding exercised renewal period, as the case may be) time being of the essence; notwithstanding the foregoing, no right of the Tenant to renew shall, in any event, be deemed to be extinguished unless the Landlord has given to the Tenant a notice advising the Tenant that its right to renew shall expire ten (10) days after receipt of the notice and the Tenant thereafter fails to exercise its option within such ten (10) day period.

          7.04 Increase in Rent - The annual rent for the first three years of any renewal term shall be the greater of (i) five (5) percent above the annual rent for the year immediately preceding such renewal term or (ii) the annual rent for the year immediately preceding such renewal term increased by the percentage increase in the Index (as hereinafter defined) for the month of March 1, 1996 over the Index as of March 1st immediately preceding the commencement date of any such renewal term but in no event shall the increase in rent provided in this (ii) exceed seven (7) percent over the rent for the immediately preceding year. Further, the annual rental for the fourth and fifth years of each such renewal term shall be the greater of (i) five (5) percent above the annual rent for the third year of such renewal term or (ii) the annual rent for the third year of such renewal term increased by the percentage increase in the Index for the month of March 1, 1996 over the Index as of March 1st of the third year of such renewal term but in no event shall the increase in rent provided in this (ii) exceed seven (7) percent over the rent for the immediately preceding year. The Index shall mean the Consumer Price Index for the New York City area for all items promulgated by the Bureau of Labor Statistics of the United States Department of Labor or if the Consumer Price Index is no longer published, such other index as the Landlord may reasonably determine.

          7.05 Reletting on Default; Deficiency - If, at any time during the term of this Lease, the Landlord should retake possession of the premises by reason of any default on the part of the Tenant, (a) the rent shall become due thereupon and be paid up until the time of re-entry, dispossess or expiration, together with reasonable expenses of the Landlord as hereinafter defined; (b) the Landlord may relet the premises or any part thereof, either in the name of the Landlord or otherwise, for a term or terms which may, at the Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and may grant reasonable concessions; and
(c) the Tenant or the legal representatives of the Tenant shall pay to the Landlord, for each month of the period which would otherwise have constituted the balance of the term of this Lease, as liquidated damages for the failure of the Tenant to observe and perform the terms and provisions of this Lease, the deficiency between:

          (i) the amount of the monthly rent for the month immediately preceding such re-entry or termination, and

          (ii) the net amount, if any, of the rents collected on account of the lease or leases of the premises; in computing such liquidated damages, there shall be added to the deficiency such reasonable expenses as the Landlord may incur in connection with relenting, such as court costs, attorneys' fees, brokerage commissions and the expenses of keeping the premises in good order and of preparing the same for reletting; any such liquidated damages shall be paid in monthly installments by the
          Tenant: on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of the Landlord to collect the deficiency for any subsequent month by a similar proceeding; the making of any alterations or decorations in the premises which the Landlord considers advisable and necessary for the purpose of reletting the same shall not operate or be construed to release the Tenant from liability hereunder.

         7.06  Condemnation -

              (a)  If

               (i) the whole of the premises shall be taken in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or (ii) only a portion of the premises shall be so taken, and/or all or a portion of the drive-in and stack-up areas, and if such taking is sufficient, in the good-faith judgment of Tenant, to render the remaining portion of the premises uneconomic for the Tenant's continued use or occupancy, and if the Tenant shall elect to terminate this Lease, then, in either of such events, the term of this Lease shall cease and terminate as of the date of title vesting (unless the Tenant shall occupy a portion of the premises thereafter, in which event the term shall cease when the Tenant vacates);

               (b) If any portion of the Property is taken in or by condemnation or other eminent domain proceedings and if this Lease is not terminated pursuant to the preceding sentence, the Landlord shall, at its expense, repair any damage to the Property and to the premises caused by such taking promptly after such taking so that, after the completion of such repair, the Property and the premises shall be, as nearly as practicable, in the same condition as immediately prior to such taking;

               (c) If the Tenant elects to terminate this Lease by reason of a partial taking of the premises, or a taking of the drive-in and stack-up areas, it must give notice to the Landlord to that effect not later than sixty (60) days after the date on which title vests in the condemning authority; in the event of a taking as a result of which the term of this Lease is terminated, the current annual rent and additional rent shall be apportioned as of the date of vesting of title; if this Lease is not terminated, the annual rent and additional rent payable hereunder shall be reduced pro rata, based upon the proportion which the floor area in the space taken bears to the entire floor area of the premises immediately prior to such taking.

          7.07 Damage or Destruction by Insurable Casualty - If, at any time during the term of this Lease, the Property is damaged or destroyed by fire or by any other casualty or by the elements, the Tenant shall give notice of such damage or destruction to the Landlord and, except as hereinafter otherwise provided, the Landlord, at the Landlord's expense, shall promptly repair, rebuild and restore the Property as nearly as practicable to the condition existing immediately prior to such damage or destruction; if, however, the building in which the premises are located is so damaged or destroyed by fire or any other casualty or by the elements that the Landlord shall decide not to repair, rebuild or restore the same, then the Landlord may terminate this Lease by giving written notice of termination to the Tenant not later than ninety (90) days after such damage or destruction occurs.

          7.08 Abatement of Rent - If the premises are destroyed or so damaged by fire or by any other casualty or occurrence or by the elements so as to become untenantable or unfit for occupancy or for the normal conduct of business, then the annual rent and additional rent allocabble to the period from the date of such destruction or damage until the premises are repaired or restored and made fit for occupancy and use, or if this Lease be terminated pursuant to this Subsection 7.08, until the date of such termination, shall be abated during such period. In the event that the damage to the premises shall be such as to render the same only partially untenantable, then during the period from the date of such damage until the completion of the repair and restoration of the premises (or if this Lease be terminated by the giving of notice of termination pursuant to this Sub-section 7.08, then until the date of giving of such notice), the annual rent and additional rent, if any, allocable to such period payable by the Tenant hereunder shall abate in the proportion that the part of the premises which shall be untenantable bears to the whole of the premises.

          7.09 Waiver of Subrogation - Each party shall endeavor to obtain and maintain provisions in its fire insurance policies to the effect that any such policy shall not be invalidated should the insured waive in writing, prior to a loss, any or all right of recovery against any party for loss occurring to any of the property covered by the policy; so long as such or similar provisions are included in a fire insurance policy, each party hereby waives any right of recovery against the other for any loss covered by either party's fire insurance policies; if at any time a fire insurance carrier will not include such or similar provisions in a fire insurance policy, the party to whom the policy is issued shall have the other party named in the policy as one of the insured; if any additional premium is imposed for the inclusion of any such provision or for naming the other party as a party insured, as the case may be, the other party shall pay such additional premium, except, however, in lieu of such payment, the party may waive the provisions of this Subsection 7.09; so long as such or similar provisions are included in party's fire insurance policies or the other party is named in such policies as one of the insured, the party will look solely to the proceeds of such policies to compensate it for any loss covered thereunder. If either party is named as one of the insured in accordance with the foregoing, it will endorse promptly without recourse any check, draft or order for the payment of money representing the proceeds of any such policies or representing any other payment growing out of or connected with any such policy and each party does hereby irrevocably waive any and all rights in and to such proceeds and payments and irrevocably appoints the party to whom the policy is issued as its attorney-in-fact to endorse any such check, draft or order.

          7.10 Holding Over - Should the Tenant hold over in possession after the expiration of the original term or any renewal term, such holding over shall not be deemed to extend the term or renew the Lease.

          7.11 Assignment and Subletting - The Tenant may assign or transfer its interest in this Lease and may sublet the whole or any part of the premises for any use described in Paragraph 1. No assignment or transfer of this Lease shall be binding upon the Landlord until a copy of the document of transfer or assignment, executed by both the transferor and transferee, has been delivered to the Landlord. In the event of any assignment or transfer pursuant to the provisions of this Subsection 7.11, the transferee shall be deemed, without further agreement, to have assumed and agreed to observe and perform all obligations of the Tenant under this Lease. Any such assignment or subletting shall not release the Tenant from its obligation under this Lease.

          7.12 Permitted Contests - The Tenant shall not be required to comply with any statute, law, order, rule, regulation or ordinance referred to in Subsection 5.06 so long as the Tenant shall contest, in good faith and without expense to the Landlord, the existence, amount or validity thereof by appropriate proceedings which shall operate, during the pendancy thereof, to prevent any interference with the use or occupancy of the Property or any part thereof or the imposition of any criminal or quasi-criminal liability on the Landlord; while any such proceedings are pending, the Landlord shall not have the right to undertake compliance with any such statue, law, rule, order regulation or ordinance; Tenant will promptly prosecute each such contest to a final conclusion; the Tenant will pay or cause to be paid and save the Landlord harmless from and against any and all losses, judgments, decrees and costs, (including all reasonable attorneys' fees and expenses), in connection with any such contest, and will promptly after the final settlement or determination of such contest perform all acts, the performance of which shall be ordered or decreed as a result thereof.

          7.13 Waiver - The failure of either party to seek redress for violation of or to insist on the strict performance of any covenant of this Lease shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of any original violations. The receipt by the Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

          7.14 Estoppel Certificates - Each party will, without charge at any time and from time to time hereafter, within ten (10) days after request by the other, certify by written instrument, duly executed and acknowledged, to any mortgagee, purchaser or assignee as to the validity, force and effect of this Lease in accordance with its tenor as then constituted, as to the existence of any default on the part of either party, as to the existence of any offsets, counterclaims or defenses on its part and to any other matters as may be reasonably requested by the other party.

          7.15 Limitation of Liability - The term "Landlord" as used in this Lease means only the owner in fee or the mortgagee in possession for the time being of the premises or the holder of the Landlord's interest in this Lease, so that in the event of any transfer of the fee title or assignment of this Lease, the Landlord shall be and is hereby entirely freed and relieved of all obligations of the Landlord under this Lease, and it shall be deemed, without further agreement between the transferor or assignor and the transferee or assignee, that the transferee or assignee has assumed and agreed to perform all obligations of the Landlord under this Lease.

          If Landlord is in breach or default with respect to tits obligations or otherwise under this Lease, Tenant shall look for satisfaction of Tenant's damages, rights and remedies solely to the equity of Landlord in the Property and Landlord shall be under no personal liability other than such equity therein. Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of the equity interest in the Property.

          8. Notices - All notices given under this Lease or in any way affecting this Lease shall be given in writing and delivered by Registered Mail, Return Receipt Requested, addressed as follows:

          To the Landlord at 3 Post Road, Oakland, new Jersey, 07436.

          To the Tenant at 80 West/Plaza Two, Saddle Brook, New Jersey 07662 - 5893.

          The date of deposit of a notice in a United States Post office with the postage prepaid shall be considered as the date of service or giving of the notice. Either party may change the place at which notice is to be given to it by notice given in accordance with this section.

          9. Recording - This Lease shall not be recorded or filed in any public filing or recording office; if requested by either party, the other party will join in the execution of a memorandum of this agreement containing such provisions as either party may request except those provisions which would disclose the amount of rental or other payments to be made to the Landlord, which memorandum may be recorded or filed in lieu of recording or filing this Lease.

          10. Entire Agreement - This Lease contains the entire agreement between the parties with respect to the premises and may not be changed, altered or modified except by an agreement signed by the parties hereto.

          11. Gender and Number - Throughout this Lease the masculine gender shall be deemed to include the feminine or neuter gender, as the case may be, and the singular the plural, and vice versa.

          12. Binding Effect - This Lease, and all the covenants, provisions and conditions herein contained shall endure to the benefit of, and be binding upon, the parties hereto and their respective personal representatives, successors and assigns, provided, however, that no assignment by, from , through or under the Tenant in violation of any of the provisions of this Lease shall vest in the assignee any right, title or interest whatsoever.

          IN WITNESS WHEREOF, this Agreement has been executed and sealed by the Landlord and the Tenant the day and year first above written. Signed, Sealed and Delivered in the Presence of

/S/ MADELINE EDWARDS                                 ROBERT F. GALLO L.S.

Notary Public of New Jersey
My commission expires Oct 13, 1997

S/S CLINTON A. POFF, ESQ.                          S/S W. CARY EDWARDS, JR. L.S.

ATTEST:                                              INTERCHANGE STATE BANK

S/S TIMOTHY MCDERMOTT                                  S/S FRANK C. GIANCOLA
Assistant Secretary